UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2009

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(b)           On September 8, 2009, Edwin E. Laws accepted a transfer of duties from his position as Chief Financial Officer of both Yadkin Valley Financial Corporation (“Yadkin Valley”) and its wholly owned subsidiary bank, Yadkin Valley Bank and Trust Company (the “Bank”).  Mr. Laws will continue to serve the Company in a senior leadership position within the Company’s accounting and finance department.

(c)           On September 14, 2009, the Company announced that Jan H. Hollar, 53, has been named Chief Financial Officer of the Company and the Bank.  Ms. Hollar has over 30 years of banking and accounting experience.  She received a Bachelor of Arts degree in Economics and Business Administration with a concentration in Accounting from Furman University in Greenville, South Carolina.  A copy of the press release is attached as Exhibit 99.1 to this report, and incorporated herein by reference to this Form 8-K.

Prior to joining the Bank, Ms. Hollar served most recently from November 2008 until September 2009 as the Senior Vice President & Chief Financial Officer of blueharbor bank in Mooresville, North Carolina.  From June 2007 until November 2008, Ms. Hollar was associated with The Scottish Bank in Charlotte, North Carolina, where her title was Executive Vice President and Chief Financial Officer.  For 16 years prior to joining The Scottish Bank, Ms. Hollar served as Senior Vice President and Chief Financial Officer of Carolina First Bancshares, and as Executive Vice President and Director of Finance of its successor Company, First Charter Corporation.

The Company is negotiating the terms of an employment agreement with Ms. Hollar.   The employment agreement shall contain provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code, and it will be filed as an exhibit once the terms are established.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1             Press Release issued September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ William A. Long
Name:	William A. Long
Title:	Chief Executive Officer and President

Dated:  September 14, 2009

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit No.	Exhibit

99.1	Press Release dated September 14, 2009.